Exhibit 10.2

                                                               Execution Version

                          SUPPORT AND LOCK-UP AGREEMENT

      This SUPPORT AND LOCK-UP AGREEMENT (this "Agreement") is entered into as of September 12, 2007, by and among GoAmerica, Inc., a Delaware corporation (the "Acquirer"), and the stockholders of Hands On Video Relay Services, Inc., a Delaware corporation ("HOVRS"), identified on the signature pages hereto (each a "Stockholder," and collectively, the "Stockholders").

                                    RECITALS

      A. Reference is hereby made to that certain Agreement and Plan of Merger dated as of September 12, 2007 (as it may be amended from time to time, the "Merger Agreement"), by and among Acquirer, HOVRS Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Acquirer ("HOVRS Merger Sub"), and HOVRS, pursuant to which, and subject to the terms and conditions whereof, (i) HOVRS Merger Sub will merge with and into HOVRS and the separate corporate existence of HOVRS Merger Sub will cease, (ii) each share of HOVRS Common Stock will be converted into the right to receive the Common Merger Consideration, and (iii) each share HOVRS Preferred Stock will be converted into the right to receive the Preferred Merger Consideration (such transactions are referred to herein as the "Merger").

      B. As a condition to the willingness of Acquirer to enter into the Merger Agreement, Acquirer has requested that the other parties hereto enter into this Agreement, and such parties are willing to enter into this Agreement for such purpose.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the mutual promises herein contained, and intending to be legally bound, the parties hereto agree as follows:

      1. Defined Terms. Capitalized terms used herein without definition shall have the same meanings as they are given in the Merger Agreement. As used herein, the term "Shares" shall mean, with respect to each Stockholder, all shares of HOVRS Common Stock and HOVRS Preferred Stock set forth opposite the name of such Stockholder on Schedule I hereto, and any other voting securities of HOVRS, whether issued before or after the date of this Agreement, that such Stockholder purchases or with respect to which such Stockholder otherwise acquires record or beneficial ownership after the date of this Agreement.

      2. Conduct of Stockholders Pending Closing. Until the time specified in paragraph 4 below, and except for all agreements and obligations of the Stockholders hereunder and as contemplated by the Merger Agreement, unless authorized in advance by the HOVRS Board of Directors and by the Acquirer Board of Directors, each Stockholder, solely in its capacity as a stockholder of HOVRS, agrees (a) not to sell or otherwise transfer any of its Shares or any economic, voting or other direct or indirect interest therein, (b) not to grant a proxy or enter into any voting agreement concerning any of the Shares, and (c) at any meeting of the stockholders of HOVRS, to vote (or cause to be voted) the Shares against (x) any merger agreement or merger, consolidation, combination, sale of substantial assets, reorganization or recapitalization of or by HOVRS or any of its subsidiaries (except in connection with the Merger), or (y) any amendment of HOVRS's certificate of incorporation or bylaws or other proposal or transaction involving HOVRS or any of its subsidiaries (except in connection with the Merger), for the purpose of impeding, frustrating, preventing or nullifying the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement.

      3. Representations and Warranties. Each of the Stockholders hereby represents and warrants to HOVRS and Acquirer that: (a) such Stockholder has the power and authority to enter into and deliver this Agreement and perform its obligations under this Agreement and, such Stockholder's execution and delivery of this Agreement and performance of its obligations hereunder have been duly and validly authorized by any necessary corporate or similar proceedings on the part of such Stockholder, (b) this Agreement is binding on such Stockholder and enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles relating to enforceability, (c) the execution and delivery of this Agreement and the performance by such Stockholder of its obligations hereunder do not require the authorization, consent, approval, license, exemption or other action by, or filing with, any third party or governmental authority, do not violate applicable law or conflict with or result in a breach of any of such Stockholder's organizational documents or contractual obligations, (d) such Stockholder owns the Shares that are identified as to such Stockholder on
Schedule I to this Agreement and that such Shares are free and clear of any liens, claims or encumbrances of any kind apart from such Stockholder's obligations under this Agreement, and (e) other than the Shares that are identified as to such Stockholder on Schedule I to this Agreement, such Stockholder does not own (beneficially or of record) any voting securities of HOVRS.

      4. Termination. The obligations of the Stockholders under this Agreement shall terminate upon the earliest to occur of any of the following: (i) the Merger Agreement is amended or modified or provisions waived, without the prior written consent of the Stockholders, in a manner that is materially adverse to the Stockholders, it being understood that any amendment, modification, supplement or waiver that would reduce the amount or form of the Merger Consideration payable in the Merger or extend the Outside Date shall be deemed to be materially adverse to the Stockholders, (ii) the Merger Agreement, as it may be amended or modified from time to time, is terminated in accordance with its terms, (iii) the consummation of the Merger, or (iv) the written agreement to terminate such provisions executed by each of the parties.

      5. Notice. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered: (i) upon receipt if delivered personally; (ii) three business days after being mailed by registered or certified mail, postage prepaid, return receipt requested; (iii) one business day after it is sent by commercial overnight courier service; or (iv) upon transmission if sent via facsimile with confirmation of receipt to the parties at the following address (or at such other address for a party as shall be specified upon like notice):

                  if to Acquirer to:

                        GoAmerica, Inc.
                        433 Hackensack Avenue
                        Hackensack, NJ  07601
                        Attention:  Daniel R. Luis
                        Fax:     (201) 996-1772
                        Tel:     (201) 996-1717

                  with a copy to:

                        Chadbourne & Parke LLP
                        1200 New Hampshire Avenue, N.W.
                        Washington, DC  20036
                        Attention:  Dana Frix
                        Fax:     (973) 974-679
                        Tel:     (202) 974-5691

                  If to any Stockholder,

                        to the address set forth below such
                        Stockholder's name on Schedule I hereto.

                  with a copy to:

                        Orrick, Herrington & Sutcliffe LLP
                        405 Howard Street
                        San Francisco, CA 94105
                        Attention:  Richard Smith
                        Fax:     (415) 773-5759
                        Tel:     (415) 773-5830

      6. Entire Agreement. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.

      7. No Other Rights. Nothing in this Agreement shall be considered to give any person other than the parties any legal or equitable right, claim or remedy under or in respect of this Agreement or any provision of this Agreement. This Agreement and all of its provisions are for the sole and exclusive benefit of the parties and their respective successors and permitted assigns.

      8. Equitable Relief. Each of the parties hereto acknowledges that a breach by it of any provision contained in this Agreement will cause the other parties to sustain damage for which they would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach, the aggrieved party shall be entitled to the remedy of specific performance of such agreement and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

      9. Severability. If any provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement which is held invalid or unenforceable only in part shall remain in full force and effect to the extent not held invalid or unenforceable.

      10. Headings. All references in this Agreement to "paragraph" or "paragraphs" refer to the corresponding numbered paragraph or paragraphs of this Agreement. All words used in this Agreement shall be construed to be of the appropriate gender or number as the context requires. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

      11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original copy of this Agreement and all of which, when taken together, shall be considered to constitute one and the same agreement.

      12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to that state's conflicts of laws principles.

      13. Amendments; Waivers. Any amendment or modification of or to any provision of this Agreement, and any consent to any departure of any party from the terms of any provision of this Agreement, shall be effective only if it is made or given in writing and signed by each party. Notwithstanding the foregoing sentence, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by any party entitled to the benefits thereof only by a written instrument signed by such party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

      14. Successors and Assigns. This Agreement shall apply to, be binding in all respects upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign any of its rights under this Agreement without the prior written consent of each of the other parties.

                         [Signatures on following pages]

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                 GOAMERICA, INC.

                                 By:  /s/ Daniel R. Luis
                                    --------------------------------------------
                                      Daniel R. Luis
                                      President and Chief Executive Officer

                                 STOCKHOLDERS:

                                      /s/ Ronald Obray
                                    --------------------------------------------
                                      Ronald Obray

                                      /s/ Denise Obray
                                    --------------------------------------------
                                      Denise Obray

                                      /s/ Edmond Routhier
                                    --------------------------------------------
                                      Edmond Routhier


                                 Caymus Investment Group II, LLC

                                 By:  /s/ Edmond Routhier
                                     -------------------------------------------

                                 Its: Managing Member
                                     -------------------------------------------


                                 Caymus Obray, LLC

                                 By:  /s/ Edmond Routhier
                                     -------------------------------------------

                                 Its: Managing Member
                                     -------------------------------------------

                 [Signature page to Support & Lock-Up Agreement]

                                   Schedule I

-------------------------------------------------------------------------------------------------------------
            Name and Address of Stockholder                    Common Stock             Series A Preferred
            -------------------------------                    ------------             ------------------
-------------------------------------------------------------------------------------------------------------
  Denise Obray                                                  2,464,921
  132 Lincoln Way
  Auburn, CA 95603
  Facsimile: (530) 823-0897
-------------------------------------------------------------------------------------------------------------
  Ronald Obray                                                  2,288,222
  132 Lincoln Way
  Auburn, CA 95603
  Facsimile: (530) 823-0897
-------------------------------------------------------------------------------------------------------------
  Edmond Routhier                                               1,094,455
  525 Michael Dr.
  Sonoma, CA 95476
  Facsimile:  (707) 221-1471
-------------------------------------------------------------------------------------------------------------
  Caymus Investment Group II, LLC                                476,700                     1,724,138
  2800 Leavenworth, Ste. #70
  San Francisco, CA 94133
  Facsimile:
-------------------------------------------------------------------------------------------------------------
  Caymus Obray, LLC                                              540,157
  2800 Leavenworth, Ste. #70
  San Francisco, CA 94133
  Facsimile:
-------------------------------------------------------------------------------------------------------------
  TOTAL                                                         6,864,455                    1,724,138
-------------------------------------------------------------------------------------------------------------